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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-57223 and 333-24483 of Cardinal Health, Inc. on Form S-3 of our report dated October 31, 1997, appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1997.


Deloitte & Touche LLP

Costa Mesa, California
June 29, 1998